The Ensign Group Reports Third Quarter Result
Raises 2020 Guidance and Announces 2021 Guidance

Conference Call and Webcast scheduled for tomorrow, October 29, 2020 at 10:00 am PT
SAN JUAN CAPISTRANO, California – October 28, 2020 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide skilled nursing services, senior living services, rehabilitative care services and other healthcare services, announced record operating results for the third quarter of 2020, reporting GAAP diluted earnings per share of $0.77 for the quarter with adjusted earnings per share of $0.78 for the quarter(2).

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.77, representing an increase of 97.4%(1) over the prior year quarter and adjusted diluted earnings per share for the quarter was $0.78, an increase of 95.0%(1)(2) over the prior year quarter.

▪Consolidated GAAP revenues for the quarter were $599.3 million, an increase of 17.0%(1) over the prior year quarter and adjusted revenues for the quarter were $598.4 million, an increase of $88.8 million or 17.4%(1)(2) over the prior year quarter.

▪Same store skilled revenue increased by 18.5% over the prior year quarter and by 7.8% sequentially over the second quarter with an increase in Medicare days of 34.3% and 10.2%, respectively.

▪Transitioning skilled revenue improved by 26.8% over the prior year quarter with a 20.3% increase in transitioning managed care revenue and a 27.3% increase in Medicare revenue.

▪GAAP net income was $43.1 million for the current quarter, an increase of 94.4% (1) over the prior year quarter.

▪Adjusted net income for the current quarter was $43.7 million, an increase of 94.5%(1)(2) over the prior year quarter.

(1) Represents GAAP continued operations which excludes operating results for the October 1, 2019 spin-out of The Pennant Group, Inc. in accordance with discontinued operation guidance in GAAP.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Information". All Non-GAAP financial results exclude operating results for the recently spun-out The Pennant Group, Inc. in accordance with discontinued operation guidance.

Operating Results

“We are announcing another record quarter despite the continued challenges arising from the global pandemic. With the second surge of COVID-19 that occurred during the third quarter in some of our largest states, including Texas, Arizona and California, our local teams were faced with an incredible challenge and have again demonstrated incredible agility and responsiveness to the evolving landscape. True to form, they remain as committed as ever to the cause of quality outcomes and excellent patient care. As a result of their heroic efforts, our local operators and caregivers have translated their passion into record-breaking results,” said Ensign’s Chief Executive Officer Barry Port. He emphasized that in early July the company returned all of the CARES Act Provider Relief Funds it received from the Government, and that the quarter’s results do not include any benefit related to those relief funds. The Company joined other well-capitalized healthcare providers by returning $109 million in provider grants and announced today that it will also be returning approximately $23 million in the latest round of relief funds. He continued, “Our local leadership teams continue to make clinical and operational improvements that are tailored to conditions they face in their local market and, with the continued support of a world-class Service Center, we remind you again that our local leaders and dedicated front-line staff are the reason we were able to report such a strong quarter."

Port noted that the strong results came from quarter over quarter improvements in skilled mix across the portfolio, improved admissions trends, availability of more frequent and broader COVID testing, increased managed care revenues, cost saving initiatives, improved collections, sequestration suspension and improved Medicaid rates in certain states. He added, “Our operations have continued to see an increase in the number of higher acuity patients, including some COVID-19 positive patients and an increasing number of managed care patients. With the surge of COVID-19 patients in many of the surrounding communities we serve, we continue to see state and county health leaders and local hospital systems turn to Ensign-affiliated operations to care for all varieties of high acuity patients that can safely be admitted to, or remain under our care. As we expected, when positivity rates for COVID-19 occur in the surrounding community, we see occupancy decline and skilled mix increase.” He noted that in July, the Company saw overall occupancy decline, particularly in areas of high COVID positivity rates like Texas, Arizona and California, while skilled mix remained strong. When COVID-19 cases began to stabilize in August, occupancy began to recover, which continued in September and again in October. “If there is another surge in COVID during fourth quarter or in 2021, we are confident that lower occupancies will be offset by higher skilled mix, highlighting the pivotal role that our post-acute operations play in the fluctuating healthcare landscape,” Port said.

Chief Financial Officer, Suzanne Snapper, reported that the company’s liquidity remains strong with approximately $175.4 million of cash on hand and $342.4 million of available capacity under its line-of-credit facility, which also has a built-in expansion option, both as of September 30, 2020. She also indicated that the company received approximately $104 million of Medicare advance payments from the Centers for Medicare and Medicaid Services (CMS) and approximately $132 million of the provider relief funds of rounds one, two, three and four of the CARES Act. The Company has, or plans to return, all of the provider relief funds received to date. She also noted that the company also has 94 owned assets, 74 of which are unlevered and add additional liquidity. Ms. Snapper also indicated that the Company expects to continue incurring COVID-19-related expenses in the fourth quarter and into 2021, including higher labor costs, the ongoing acquisition of unprecedented levels of PPE and other infection prevention equipment, especially costs related to more and more testing.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

2020 and 2021 Guidance

“We are increasing our 2020 annual earnings guidance to $3.04 to $3.12 per diluted share and maintaining annual revenue guidance of $2.42 billion to $2.45 billion,” Port said. He noted that the company has seen, and expects to continue to see, a significant impact from the pandemic on the fourth quarter and beyond, but that the company is confident that it can continue to perform well in the context of additional COVID-19 surges and he remains optimistic that occupancies will begin to recover once community spread begins to slow.

Management also provided guidance for 2021, with annual earnings per share guidance of $3.44 to $3.56 per diluted share and annual revenue guidance of $2.62 billion to $2.69 billion. “We are confident that we can provide this guidance for several reasons. We are excited about the enormous upside that still exists in all of our newly acquired operations, which have seen delays in the transformation that we typically see in our newly acquired bucket, coupled with the great acquisitions on the horizon. But more importantly, we believe, when this pandemic is behind us, that our operations are primed to rebuild occupancies and gain additional market share as a result of the deepened relationships with acute care providers and other healthcare partners that developed because of our response to the pandemic,” Port said. The midpoint of this 2021 guidance represents an increase of approximately 14% over the midpoint of Ensign’s new 2020 guidance.

Management’s guidance is based on diluted weighted average common shares outstanding of approximately 55.7 and 57.7 million for 2020 and 2021, respectively, and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, acquisitions closed in 2020 and the first six months of 2021 and recovery of the COVID-19 pandemic. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.

COVID-19 Update

Port reported that each locally-led operation continues to manage patient needs during this pandemic. “The third quarter presented continued challenges as we experienced a significant surge in cases in some of our largest states. We are grateful that we were able to apply many of the lessons we learned in the second quarter to prevent and treat COVID in our operations in these geographies in addition to expanding the number of operations capable of safely admitting and treating COVID positive patients from the community. We also continue to focus on reducing the pressure on local hospitals by keeping patients in the skilled setting in a cost effective manner to further benefit the overall cost to Medicare and Medicaid programs,” he added.

Port also reported that early in the quarter the company’s portfolio experienced an increase in COVID-19 cases in its buildings in correlation with the trends occurring in the local community, noting that as the number of cases increases in the community overall, such as in parts of Texas, Arizona and California, those trends also impact skilled nursing operations in those areas. As of October 14, 2020, the company’s 217 affiliated skilled nursing operations across 13 states had 207 confirmed COVID-19 patients in-house. Also, as of October 14, 2020, eight operations had over 20 COVID-19 positive cases, 48 operations had less than 20 cases and 161 operations had no confirmed cases of COVID-19 in-house. The vast majority of COVID positive patients in the Ensign portfolio have recovered and returned to home.

The company reported that during the quarter combined same store and transitioning occupancy declined by 2.4% and skilled mix increased by 2.9%, both from second quarter as the pandemic worsened in many of its key states. However, from Mid-July to Mid-September, the Company’s census remained flat with a slight decrease in skilled mix days. Towards the end of the quarter and into October, as elective care procedures picked up and the number of COVID-19 cases in the communities stabilized, the Company saw an increase in our occupancy and skilled mix days. Between mid-September to mid-October, combined same store and transitioning occupancy increased by approximately 1.0% and skilled mix increased by 4.0%, respectively. Port also indicated that the number of admissions continued to progressively increase through the quarter, demonstrating that the flow of patients has improved as certain markets have begun to loosen restrictions on admissions and as the sentiment towards high quality post-acute care providers has continued to improve.

Port continued, “While the future of this pandemic remains unclear, we are confident that our local leaders, caregivers and other front-line staff will continue to provide amazing service to their patients, families and our society as a whole. Their endurance and strength is truly inspiring and we can’t thank them enough for all their selfless service as they continue to earn the trust of acute care providers, physicians, managed care payors and most importantly, their patients and their families. They truly are heroes and are doing some of the hardest work during one of the most challenging times in our industry’s history. We hope our communities will join us in recognizing and thanking them for all they do.”

Other Highlights

During the quarter, the company paid a quarterly cash dividend of $0.05 per share of Ensign common stock. “Due to our strong liquidity, we were pleased to continue our long-standing practice of paying a dividend to shareholders,” said Chad Keetch, Ensign’s Chief Investment Officer. He noted that the company has been a dividend paying company since 2002 and has increased the dividend every year since. The company indicated that there are no current plans to suspend future dividends.

Keetch also noted that on August 1, 2020, the Company acquired the real estate and operations of a post-acute care retirement campus located in Tempe, AZ, including Tempe Post Acute, a 62-bed skilled nursing facility and Desert Marigold Senior Living of Tempe a senior living center with 72 assisted living units and 90 independent living units. “This was one of the several acquisitions that we had in the works when COVID appeared on the scene and is the first closing we’ve had since the pandemic started. The transition has gone very well and we are confident that our clinical and operational transition plans will continue to allow us to selectively acquire in the current environment,” Keetch said. He also added that the Company has several acquisitions on the horizon and that the Company expects to close on several in the next few months and early 2021. “Our pipeline remains strong and our liquidity provides us with enough dry powder to aggressively pursue opportunities that we expect to come our way,” Keetch added.

Conference Call

A live webcast will be held Thursday, October 29, 2020 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, December 4, 2020.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 226 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, lab, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, many of these risks and uncertainties are currently amplified by and in the future may be amplified by, the COVID-19 outbreak. The developments with respect to the spread of COVID-19 and its impacts have been occurring so rapidly and because of the unprecedented nature of the pandemic, we are unable to predict the extent and duration of the adverse financial impact of COVID-19 on our business, financial condition and results of operations. While we are not able to estimate the full impact of the COVID-19 outbreak on our financial condition and future results of operations, the pandemic could have an adverse effect on our reported results in the future. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019

Revenue	$599,255	$512,109	$1,773,567	$1,476,333
Expense:
Cost of services	465,108	410,516	1,371,378	1,177,246
Rent—cost of services	32,504	31,875	97,318	93,278
General and administrative expense	32,817	25,514	96,493	78,622
Depreciation and amortization	13,757	13,405	41,082	37,700
Total expenses	544,186	481,310	1,606,271	1,386,846
Income from operations	55,069	30,799	167,296	89,487
Other income (expense):
Interest expense	(1,740)	(3,900)	(7,698)	(11,513)
Interest and other income	850	732	2,630	1,857
Other expense, net	(890)	(3,168)	(5,068)	(9,656)
Income before provision for income taxes	54,179	27,631	162,228	79,831
Provision for income taxes	10,866	5,093	37,026	14,944
Net income from continuing operations	43,313	22,538	125,202	64,887
Net income from discontinued operations, net of tax	—	5,290	—	19,473
Net income	43,313	27,828	125,202	84,360
Less:
Net income attributable to noncontrolling interests in continuing operations	253	390	1,045	591
Net income attributable to noncontrolling interests in discontinued operations	—	279	—	629
Net income attributable to noncontrolling interests	253	669	1,045	1,220
Net income attributable to The Ensign Group, Inc.	$43,060	$27,159	$124,157	$83,140

Amounts attributable to The Ensign Group, Inc.:
Income from continuing operations attributable to The Ensign Group, Inc.	$43,060	$22,148	$124,157	$64,296
Income from discontinued operations, net of income tax	—	5,011	—	18,844
Net income attributable to The Ensign Group, Inc.	$43,060	$27,159	$124,157	$83,140
Net income per share attributable to The Ensign Group, Inc.:
Basic:
Continuing operations	$0.81	$0.41	$2.33	$1.20
Discontinued operations	—	0.09	—	0.35
Basic income per share attributable to The Ensign Group, Inc.	$0.81	$0.50	$2.33	$1.55
Diluted:
Continuing operations	$0.77	$0.39	$2.23	$1.15
Discontinued operations	—	0.09	—	0.33
Diluted income per share attributable to The Ensign Group, Inc.	$0.77	$0.48	$2.23	$1.48
Weighted average common shares outstanding:
Basic	53,328	53,941	53,299	53,470
Diluted	55,713	56,364	55,585	56,054

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019

	(In thousands, except par values)
Assets
Current assets:
Cash and cash equivalents	$175,380	$59,175
Accounts receivable—less allowance for doubtful accounts of $6,053 and $2,472 at September 30, 2020 and December 31, 2019, respectively	294,151	308,985
Investments—current	17,577	17,754
Prepaid income taxes	13,550	739
Prepaid expenses and other current assets	25,969	24,428
Total current assets	526,627	411,081
Property and equipment, net	783,187	767,565
Right-of-use assets	1,027,434	1,046,901
Insurance subsidiary deposits and investments	31,768	30,571
Escrow deposits	35	14,050
Deferred tax assets	3,435	4,615
Restricted and other assets	31,777	26,207
Intangible assets, net	2,959	3,382
Goodwill	54,469	54,469
Other indefinite-lived intangibles	3,299	3,068
Total assets	$2,464,990	$2,361,909
Liabilities and equity
Current liabilities:
Accounts payable	$50,971	$44,973
Accrued wages and related liabilities	177,115	151,009
Lease liabilities—current	47,342	44,964
Accrued self-insurance liabilities—current	33,022	29,252
CARES Act Provider Relief Fund and advance payment liabilities	123,988	—
Other accrued liabilities	89,625	70,273
Current maturities of long-term debt	3,139	2,702
Total current liabilities	525,202	343,173
Long-term debt—less current maturities	113,222	325,217
Long-term lease liabilities—less current portion	952,866	973,983
Accrued self-insurance liabilities—less current portion	62,016	58,114
Other long-term liabilities	46,140	5,278
Total equity	765,544	656,144
Total liabilities and equity	$2,464,990	$2,361,909

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2020	2019

	(In thousands)
Net cash provided by/(used in):
Continuing operating activities	$282,161	$109,077
Continuing investing activities	(48,485)	(121,183)
Continuing financing activities	(117,471)	25,502
Net decrease in cash and cash equivalents from discontinued operations	—	(83)
Net increase in cash and cash equivalents	116,205	13,313
Cash and cash equivalents beginning of period, including cash of discontinued operations	59,175	31,083
Cash and cash equivalents end of period, including cash of discontinued operations	175,380	44,396
Less cash of discontinued operations at end of period	—	47
Cash and cash equivalents at end of period	$175,380	$44,349

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income from continuing operations	$43,060	$22,148	$124,157	$64,296
Net income from discontinued operations, net of tax	—	5,011	—	18,844
Net income attributable to The Ensign Group, Inc.	$43,060	$27,159	$124,157	$83,140

Non-GAAP adjustments
Stock-based compensation expense(a)	4,173	2,829	10,936	8,215
Results related to operations not at full capacity(b)	159	1,219	852	2,194
Acquisition related costs(c)	20	69	104	144
Depreciation and amortization - patient base(d)	7	104	240	261
COS - gain on sale of fixed assets, net of impairment charges(e)	—	(1,402)	—	(1,402)
Provision for income taxes on Non-GAAP adjustments(f)	(3,769)	(2,520)	(6,564)	(7,368)
Non-GAAP income from continuing operations	$43,650	$22,447	$129,725	$66,340
Non-GAAP income from discontinued operations(g)	—	8,496	—	25,688
Non-GAAP net income	$43,650	$30,943	$129,725	$92,028

Average number of diluted shares outstanding	55,713	56,364	55,585	56,054

Diluted Earnings Per Share As Reported
Continuing operations	$0.77	$0.39	$2.23	$1.15
Discontinued operations	—	0.09	—	0.33
Diluted income per share attributable to The Ensign Group, Inc.	$0.77	$0.48	$2.23	$1.48

Adjusted Diluted Earnings Per Share
Continuing operations	$0.78	$0.40	$2.33	$1.18
Discontinued operations	—	0.15	—	0.46
Diluted income per share attributable to The Ensign Group, Inc.	$0.78	$0.55	$2.33	$1.64

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of services	$2,972	$1,740	$7,409	$5,035
General and administrative	1,201	1,089	3,527	3,180
Total Non-GAAP adjustment	$4,173	$2,829	$10,936	$8,215

(b) Represents results to operations not at full capacity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$(877)	$(2,567)	$(2,141)	$(4,397)
Cost of services	958	3,122	2,761	5,581
Rent	25	295	72	478
Depreciation and amortization	53	369	160	532
Total Non-GAAP adjustment	$159	$1,219	$852	$2,194

(c) Represents costs incurred to acquire an operation which are not capitalizable.

(d) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

(e) Gain on sale of fixed assets includes impairment charges of $1.5 million at two of our senior living operations, offset by the gain recognized for the sale of real estate of $2.9 million in the three and nine months ended September 30, 2019.

(f) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three and nine months ended September 30, 2020 and 2019.

(g) Represents results of the home health, hospice and senior living operations we transferred to the Pennant Group, Inc. as a result of the Spin-Off.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$—	$88,327	$—	$248,713
Cost of services	—	(66,981)	—	(185,963)
General and administrative expenses	—	(2,892)	—	(8,037)
Rent	—	(5,849)	—	(17,283)
Depreciation and amortization	—	(909)	—	(2,367)
Interest income, net	—	4	—	26
Provision for income taxes	—	(2,925)	—	(8,772)
Non-controlling interest	—	(279)	—	(629)
Non-GAAP net income from discontinued operations	$—	$8,496	$—	$25,688

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Consolidated Statements of Income Data:
Net income attributable to The Ensign Group, Inc.	$43,313	$27,828	$125,202	$84,360
Less: net income attributable to noncontrolling interests in continuing operations	253	390	1,045	591
Less: net income from discontinued operations	—	5,290	—	19,473
Add: Interest expense, net	890	3,168	5,068	9,656
Provision for income taxes	10,866	5,093	37,026	14,944
Depreciation and amortization	13,757	13,405	41,082	37,700
EBITDA from continuing operations	68,573	43,814	207,333	126,596
EBITDA from discontinued operations(d)	—	8,781	—	26,883
EBITDA	$68,573	$52,595	$207,333	$153,479
Adjustments to EBITDA:
Results related to operations not at full capacity(a)	81	555	620	1,184
Stock-based compensation expense	4,173	2,829	10,936	8,215
Acquisition related costs(b)	20	69	104	144
Gain on sale of fixed assets, net of impairment charges(c)	—	(1,402)	—	(1,402)
Rent related to items above	25	295	72	478
Adjusted EBITDA from continuing operations	72,872	46,160	219,065	135,215
Adjusted EBITDA from discontinued operations(d)	—	12,324	—	36,801
Adjusted EBITDA	$72,872	$58,484	$219,065	$172,016
Rent—cost of services	32,504	31,875	97,318	93,278
Less: rent related to items above	(25)	(295)	(72)	(478)
Adjusted rent from continuing operations	32,479	31,580	97,246	92,800
Adjusted rent included in discontinued operations	—	5,849	—	17,283
Adjusted EBITDAR from continuing operations	$105,351		$316,311

(a) Represents results of operations not at full capacity during the period presented.
(b) Costs incurred to acquire operations which are not capitalizable.
(c) Gain on sale of fixed assets includes impairment charges of $1.5 million at two of our senior living operations, offset by the gain recognized for the sale of real estate of $2.9 million in the three and nine months ended September 30, 2019.
(d) All adjustments included in the table below are presented within net income from discontinued operations, net of tax.

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Consolidated Statements of Income Data:
Net income from discontinued operations, net of tax	$5,290	$19,473
Less: net income attributable to noncontrolling interests in discontinued operations	279	629
Add: Interest and other income, net	(4)	(26)
Provision for income taxes	2,860	5,663
Depreciation and amortization	914	2,402
EBITDA from discontinued operations	$8,781	$26,883

Results related to closed operations
Losses related to operations in the start-up phase	59	377
Stock-based compensation expense	149	1,018
Spin-Off transaction costs	3,261	7,909
Acquisition related costs	70	603
Rent related to items above	4	11
Adjusted EBITDA from discontinued operations	$12,324	$36,801

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$570,384	$485,973	$84,411	17.4%
Number of facilities at period end	193	179	14	7.8%
Number of campuses at period end*	24	22	2	9.1%
Actual patient days	1,495,285	1,516,697	(21,412)	(1.4)%
Occupancy percentage — Operational beds	70.7%	78.9%		(8.2)%
Skilled mix by nursing days	32.8%	28.5%		4.3%
Skilled mix by nursing revenue	53.9%	47.8%		6.1%

	Three Months Ended September 30,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$443,217	$411,306	$31,911	7.8%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	1,138,971	1,267,903	(128,932)	(10.2)%
Occupancy percentage — Operational beds	71.2%	79.5%		(8.3)%
Skilled mix by nursing days	34.7%	29.8%		4.9%
Skilled mix by nursing revenue	56.2%	49.6%		6.6%

	Three Months Ended September 30,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$52,033	$46,350	$5,683	12.3%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	148,732	155,367	(6,635)	(4.3)%
Occupancy percentage — Operational beds	75.3%	79.5%		(4.2)%
Skilled mix by nursing days	25.1%	21.2%		3.9%
Skilled mix by nursing revenue	41.7%	35.7%		6.0%

	Three Months Ended September 30,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$75,134	$25,570	$49,564	NM
Number of facilities at period end	25	11	14	NM
Number of campuses at period end*	5	3	2	NM
Actual patient days	207,582	84,554	123,028	NM
Occupancy percentage — Operational beds	65.6%	71.4%		NM
Skilled mix by nursing days	27.7%	23.5%		NM
Skilled mix by nursing revenue	49.1%	41.3%		NM

	Three Months Ended September 30,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$2,747	$(2,747)	NM
Actual patient days	—	8,873	(8,873)	NM
Occupancy percentage — Operational beds	—%	64.7%		NM
Skilled mix by nursing days	—%	19.1%		NM
Skilled mix by nursing revenue	—%	41.9%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the three months ended September 30, 2019, which were excluded from Same Facilities results for the three months ended September 30, 2019 and 2020 for comparison purposes.

	Nine Months Ended September 30,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$1,685,568	$1,404,469	$281,099	20.0%
Number of facilities at period end	193	179	14	7.8%
Number of campuses at period end*	24	22	2	9.1%
Actual patient days	4,668,961	4,395,864	273,097	6.2%
Occupancy percentage — Operational beds	74.5%	79.2%		(4.7)%
Skilled mix by nursing days	30.6%	29.1%		1.5%
Skilled mix by nursing revenue	51.8%	48.7%		3.1%

	Nine Months Ended September 30,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$1,319,620	$1,216,841	$102,779	8.4%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	3,570,174	3,762,109	(191,935)	(5.1)%
Occupancy percentage — Operational beds	75.0%	79.7%		(4.7)%
Skilled mix by nursing days	32.5%	30.4%		2.1%
Skilled mix by nursing revenue	54.1%	50.4%		3.7%

	Nine Months Ended September 30,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$154,601	$136,155	$18,446	13.5%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	456,714	458,633	(1,919)	(0.4)%
Occupancy percentage — Operational beds	78.0%	79.0%		(1.0)%
Skilled mix by nursing days	24.8%	21.9%		2.9%
Skilled mix by nursing revenue	41.8%	36.9%		4.9%

	Nine Months Ended September 30,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$211,347	$43,334	$168,013	NM
Number of facilities at period end	25	11	14	NM
Number of campuses at period end*	5	3	2	NM
Actual patient days	642,073	148,385	493,688	NM
Occupancy percentage — Operational beds	69.5%	71.6%		NM
Skilled mix by nursing days	23.7%	22.2%		NM
Skilled mix by nursing revenue	44.7%	39.3%		NM

	Nine Months Ended September 30,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$8,139	$(8,139)	NM
Actual patient days	—	26,737	(26,737)	NM
Occupancy percentage — Operational beds	—%	65.7%		NM
Skilled mix by nursing days	—%	17.4%		NM
Skilled mix by nursing revenue	—%	37.5%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the nine months ended September 30, 2019, which were excluded from Same Facilities results for the nine months ended September 30, 2019 and 2020 for comparison purposes.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$664.61	$600.96	$590.02	$530.91	$646.90	$651.12	$656.43	$597.82
Managed care	496.14	458.91	477.39	425.49	489.23	432.31	493.78	455.48
Other skilled	542.37	487.87	523.66	472.23	356.09	346.95	535.22	482.68
Total skilled revenue	587.57	519.07	539.37	482.60	587.23	525.84	583.86	517.16
Medicaid	245.99	226.19	257.44	235.48	234.94	229.85	245.54	227.48
Private and other payors	233.83	226.78	234.44	217.99	218.59	229.67	231.77	225.04
Total skilled nursing revenue	$363.39	$314.12	$324.76	$284.74	$330.63	$299.45	$354.99	$310.18
(1) These rates exclude additional FMAP revenue we recognized as part of The Family First Coronavirus Response Act and include sequestration reversal of 2%.

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$668.14	$599.34	$591.32	$532.09	$643.17	$633.93	$658.38	$594.51
Managed care	489.23	456.95	465.22	425.47	470.43	429.89	485.33	453.94
Other skilled	534.44	490.70	509.31	466.05	341.41	346.85	526.54	487.06
Total skilled revenue	579.53	519.87	532.29	482.40	572.14	515.17	574.99	517.24
Medicaid	237.32	223.83	246.69	232.93	221.48	227.80	235.88	225.10
Private and other payors	233.18	228.84	237.79	220.85	213.42	214.28	230.81	226.66
Total skilled nursing revenue	$348.15	$314.75	$316.27	$285.47	$303.66	$289.92	$338.91	$310.71
(1) These rates exclude additional FMAP revenue we recognized as part of The Family First Coronavirus Response Act.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	31.5%	22.2%	22.9%	19.5%	35.6%	24.2%	31.2%	22.1%
Managed care	15.8	18.9	14.0	12.7	12.3	13.8	15.2	18.0
Other skilled	8.9	8.5	4.8	3.5	1.2	3.3	7.5	7.7
Skilled mix	56.2	49.6	41.7	35.7	49.1	41.3	53.9	47.8
Private and other payors	6.5	8.2	10.7	12.3	7.3	7.3	7.1	8.5
Medicaid	37.3	42.2	47.6	52.0	43.6	51.4	39.0	43.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	17.2%	11.5%	12.6%	10.5%	18.2%	11.2%	16.9%	11.4%
Managed care	11.6	12.9	9.5	8.5	8.3	9.6	10.9	12.2
Other skilled	5.9	5.4	3.0	2.2	1.2	2.7	5.0	4.9
Skilled mix	34.7	29.8	25.1	21.2	27.7	23.5	32.8	28.5
Private and other payors	10.3	11.9	14.8	15.6	10.9	9.5	10.8	12.2
Medicaid	55.0	58.3	60.1	63.2	61.4	67.0	56.4	59.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	28.8%	23.3%	23.0%	20.3%	31.4%	22.4%	28.6%	23.0%
Managed care	16.7	18.9	14.7	13.3	11.9	13.9	15.9	18.1
Other skilled	8.6	8.2	4.1	3.3	1.4	3.0	7.3	7.6
Skilled mix	54.1	50.4	41.8	36.9	44.7	39.3	51.8	48.7
Private and other payors	7.1	8.1	10.8	12.2	8.5	8.0	7.7	8.5
Medicaid	38.8	41.5	47.4	50.9	46.8	52.7	40.5	42.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	15.0%	12.2%	12.3%	10.9%	14.8%	10.3%	14.7%	12.0%
Managed care	11.9	13.0	10.0	8.9	7.7	9.4	11.1	12.4
Other skilled	5.6	5.2	2.5	2.1	1.2	2.5	4.8	4.7
Skilled mix	32.5	30.4	24.8	21.9	23.7	22.2	30.6	29.1
Private and other payors	10.6	11.5	14.5	15.5	12.2	10.6	11.1	12.0
Medicaid	56.9	58.1	60.7	62.6	64.1	67.2	58.3	58.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$222,192	37.1%	$205,945	40.2%
Medicare	189,237	31.6	119,633	23.4
Medicaid — skilled	38,232	6.4	34,080	6.6
Total Medicaid and Medicare	449,661	75.1	359,658	70.2
Managed care	87,648	14.6	88,542	17.3
Private and other(1)	61,946	10.3	63,909	12.5
Revenue	$599,255	100.0%	$512,109	100.0%
(1) Private and other payors also includes revenue from rental income and all payors generated in our other ancillary operations for the three months ended September 30, 2020 and 2019.

	Nine Months Ended September 30,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$672,506	37.9%	$586,222	39.7%
Medicare	519,865	29.3	355,141	24.1
Medicaid — skilled	110,626	6.3	96,323	6.5
Total Medicaid and Medicare	1,302,997	73.5	1,037,686	70.3
Managed care	271,993	15.3	258,205	17.5
Private and other(1)	198,577	11.2	180,442	12.2
Revenue	$1,773,567	100.0%	$1,476,333	100.0%
(1) Private and other payors also includes revenue from rental income and all payors generated in our other ancillary operations for the nine months ended September 30, 2020 and 2019.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) share-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes (f) acquisition related costs and (g) gain on sale of fixed assets, net of impairment charges; Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) share-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes (g) acquisition related costs and (h) gain on sale of fixed assets, net of impairment charges. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.